                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 17, 2009

ANGELES PROPERTIES XI

(Exact name of Registrant as specified in its charter)

            California                0-11766                 95-3788040

 (State or other jurisdiction       (Commission            (I.R.S. Employer

         of incorporation or        File Number)        Identification Number)

           organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Angeles Properties XI, a California limited partnership (the “Registrant”), owns a 100% interest in Fox Run AP XI, L.P., a South Carolina limited partnership (the “Partnership”).  The Partnership owns Fox Run Apartments (the “Property”), a 776-unit apartment complex located in Plainsboro, New Jersey.  As previously disclosed, on July 8, 2009, the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Angelo Gordon Real Estate Inc., a Delaware corporation (the “Purchaser”), to sell the Property to the Purchaser for a total sales price of $70,350,000.

On July 17, 2009, the Partnership and the Purchaser entered into a First Amendment to Purchase and Sale Contract (the “First Amendment”) pursuant to which, among other things, the closing date was extended from July 20, 2009 to July 31, 2009, and the Partnership agreed to pay Vantage Management Services, LLC, a $15,000 closing credit as a condition to Purchaser’s obligations to close on the closing date.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.15       First Amendment to Purchase and Sale Contract between Fox Run AP XI, L.P., a South Carolina limited partnership, and Angelo Gordon Real Estate Inc., a Delaware corporation, dated July 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES PARTNERS XI

By:   Angeles Realty Corporation II

Managing General Partner

By:   /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: July 23, 2009